UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 26, 2005

Corning Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1-3247	16-0393470
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Riverfront Plaza, Corning, New York		14831
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	607-974-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

As reported by Corning Incorporated (the "Company") on January 26, 2005, Mr. James R. Houghton stepped down as Chief Executive Officer of the Company retaining the title of Chairman of the Board, Mr. Wendell P. Weeks was appointed President and Chief Executive Officer of the Company and Mr. Peter F. Volanakis was appointed Chief Operating Officer of the Company, each effective on April 28, 2005.

On April 28, 2005, the Compensation Committee of the Board of Directors approved the terms of the compensation arrangements for Mr. Houghton, Mr. Weeks and Mr. Volanakis. The terms are described below in Item 5.02 of this Current Report on Form 8-K/A and such description is incorporated into this Item 1.01 by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Compensation Actions

In connection with Mr. Weeks appointment, on April 28, 2005, the Compensation Committee of the Board of Directors of the Company approved the following: (i) increase of his annual base salary from $811,000 to $915,000; (ii) increase of his annual bonus target under the Company’s Performance Incentive Plan ("PIP") from 85% to 95%, which may be adjusted by financial performance factors; and (iii) increase of his long-term equity incentives under the Company’s Corporate Performance Plan ("CPP"). The incremental amount of the CPP will be awarded in the form of a stock option grant that will vest ratably over three (3) years. In addition, for security reasons, Mr. Weeks was granted unlimited use of Company aircrafts for business and personal travel.

In connection with Mr. Volanakis appointment, on April 28, 2005, the Compensation Committee of the Board of Directors of the Company approved the following: (i) increase of his annual base salary from $649,000 to $750,000; (ii) increase of his annual bonus target under the PIP from 80% to 85%, which may be adjusted by financial performance factors; and (iii) increase of his long-term equity incentives under the CPP. The incremental amount of the CPP will be awarded in the form of a stock option grant that will vest ratably over three (3) years.

In connection with Mr. Houghton’s reduced duties, on April 28, 2005, the Compensation Committee of the Board of Directors of the Company approved the following: (i) decrease of his annual base salary from $1,028,000 to $800,000; (ii) decrease of his annual bonus target under the PIP from 100% to 50%, which may be adjusted by financial performance factors; and (iii) decrease of his long-term equity incentives under the CPP from a target value of $5 million to a target value of $3,333,333. Mr. Houghton will retain all performance shares granted for the year 2005 subject to the achievement of a target level based on adjusted earnings per share and operating cash flow, but will forfeit 2/3 of all stock options awarded for the year 2005.

All cash compensation actions mentioned above will be effective May 1, 2005. Equity compensation actions described above will be effective April 28, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Incorporated

May 2, 2005	By:	/s/ Katherine A. Asbeck

Name: Katherine A. Asbeck
Title: Senior Vice President and Controller